UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2019

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2019, certain subsidiaries of Cabot Corporation (the “Company”) entered into a €300 million unsecured revolving credit agreement (the “Credit Agreement”), guaranteed by the Company, with Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, PNC Bank, National Association and U.S. Bank National Association, as Co-Syndication Agents, Mizuho Bank, Ltd., as Documentation Agent, and the other lenders party thereto. Borrowings under the Credit Agreement may be made in multiple currencies and used for the repatriation of earnings of the Company’s foreign subsidiaries to the United States, the repayment of indebtedness of the Company’s foreign subsidiaries owing to the Company or any of its subsidiaries and for working capital and general corporate purposes. The facility matures on May 22, 2024 or earlier upon maturity of the Company’s $1 billion unsecured revolving credit agreement (the “Existing Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the other lenders party thereto.

At the Company’s election, loans will bear interest at LIBOR plus an applicable margin of between 0.68% and 1.20%, depending on the Company’s credit ratings, or at the prime rate, and at similar applicable rates for foreign currency borrowings.

The Credit Agreement requires the Company to comply on a quarterly basis with a leverage test requiring consolidated total debt not to exceed consolidated EBITDA for the four quarters then ending by more than 3.50 to 1.00 (with an increase to 4.00 to 1.00 at the election of the Company for the four quarters following a material acquisition). Consistent with the Existing Credit Agreement, the Credit Agreement also includes negative covenants limiting, subject to exceptions, the Company’s ability to incur liens and subsidiary indebtedness, among other customary restrictions, as well as customary representations and warranties, affirmative covenants and events of default, including cross defaults and a change of control default.

This description is a summary and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Erica McLaughlin
Name: Erica McLaughlin Title: Senior Vice President and CFO

Date: May 28, 2019